Exhibit 99.1

Revised

4th Quarter 2012

Earnings Release

Kit

February 28, 2013

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Table of Contents

IMPORTANT NOTES TO INVESTORS	3

EARNINGS REPORT AND ACCOMPANYING SCHEDULES	4

EARNINGS REPORT	4
SCHEDULE 1 - SEGMENT OPERATING EARNINGS	7
SCHEDULE 2 - RECONCILIATION OF 2012 OPERATING EARNINGS TO REPORTED EARNINGS	8
SCHEDULE 3 - RECONCILIATION OF 2011 ORIGINAL OPERATING EARNINGS TO REPORTED EARNINGS	9
SCHEDULE 4 - RECONCILIATION OF 2012 EARNINGS TO 2011	10

FINANCIALS	11

CONSOLIDATED FINANCIAL STATEMENTS (GAAP)	11
SEGMENT OPERATING EARNINGS RESULTS	14
OPERATING STATISTICS	20
2012 WEATHER VARIANCE	23

FINANCE & LIQUIDITY	24

SCHEDULE OF LONG-TERM DEBT	24
SCHEDULE OF DEBT MATURITIES	25
SCHEDULE OF LIQUIDITY POSITION	26
SCHEDULE OF CHANGE IN CAPITALIZATION	27

HEDGING	28

RECONCILIATION OF FORECAST AND OUTLOOK	29

RECONCILIATION OF OPERATING EARNINGS GUIDANCE	29

GAAP RECONCILIATION	31

RECONCILIATION OF 2012 CONSOLIDATED OPERATING EARNINGS TO REPORTED EARNINGS	31
RECONCILIATION OF 2011 CONSOLIDATED OPERATING EARNINGS TO REPORTED EARNINGS	32
RECONCILIATION OF 2012 CORPORATE AND OTHER OPERATING EARNINGS TO REPORTED EARNINGS	33
RECONCILIATION OF 2011 DOMINION GENERATION EARNINGS TO REPORTED EARNINGS	34
RECONCILIATION OF 2011 CORPORATE AND OTHER OPERATING EARNINGS TO REPORTED EARNINGS	35
RECONCILIATION OF 2012 OPERATING EARNINGS TO REPORTED EARNINGS	36
RECONCILIATION OF 2011 OPERATING EARNINGS TO REPORTED EARNINGS	37
RECONCILIATION OF 1Q12 AND 4Q12 OPERATING EARNINGS TO REPORTED EARNINGS	38
RECONCILIATION OF 4Q11 OPERATING EARNINGS TO REPORTED EARNINGS	39
2013 EARNINGS EXPECTATIONS	40

APPENDIX	41

LIST OF REVISED SCHEDULES	41

February 28, 2013	2

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Important Notes to Investors

This kit contains certain forward-looking statements, including forecasted operating earnings for first-quarter and full-year 2013 which are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond the company’s ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in the electric industry, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, asset portfolio reviews and resulting decisions to acquire, divest or retire assets, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated. Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

Certain information provided in this Release Kit includes financial measures that are not required by, or presented in accordance with generally accepted accounting principles (GAAP), including operating earnings before interest and taxes (EBIT) and operating earnings before interest, taxes, depreciation and amortization (EBITDA). These non-GAAP financial measures should not be considered as alternatives to GAAP measures, such as net income, operating income, or earnings per share, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies. Dominion has included reconciliations to the most directly comparable financial measures it is able to calculate and report in accordance with GAAP.

The consolidated financial data and statistics in this Revised 4Q12 Earnings Release Kit and its individual components reflect the financial position and operating results of Dominion and its primary operating segments through December 31, 2012. Independent auditors have not audited any of the financial and operating statements. Projections or forecasts shown in this document are based on the assumptions listed in this document and are subject to change at any time. Dominion undertakes no obligation to update any forward-looking information statement to reflect developments after the statement is made.

This Revised 4Q12 Earnings Release Kit has been prepared primarily for securities analysts and investors in the hope that it will serve as a convenient and useful reference document. The format of this release kit may change in the future as we continue to try to meet the needs of securities analysts and investors. This release kit is not intended for use in connection with any sale, offer to sell, or solicitation of any offer to buy securities.

Please continue to check our website regularly at www.dom.com/investors for the most recent updates.

February 28, 2013	3

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Earnings Report and Accompanying Schedules

Earnings Report

SUMMARY OF DOMINION’S REVISED 2012 EARNINGS

As of February 28, 2013, Dominion’s reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the 12 months ended Dec. 31, 2012, are $302 million ($0.53 per share), compared with reported earnings of $1.41 billion ($2.45 per share) for the same period in 2011.

Operating earnings for the 12 months ended Dec. 31, 2012, amounted to $1.75 billion ($3.05 per share), compared to originally reported operating earnings of $1.75 billion ($3.05 per share) for the same period in 2011. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal difference between GAAP earnings and operating earnings for fourth-quarter 2012 was an impairment charge of $1.01 billion related to fossil fuel-fired generating stations, which are in the process of being sold.

Business segment results and detailed descriptions of items included in 2012 and 2011 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release kit.

Full-year 2012 operating earnings compared to 2011

Full-year 2012 operating earnings per share were the same as compared to originally reported full-year 2011 operating earnings per share. Positive factors for the year were higher contributions from unregulated retail energy marketing operations, lower operations and maintenance expenses, benefit from our contribution of assets to the Blue Racer Midstream joint venture, lower interest expenses and a lower effective tax rate. Negative factors for the year were milder-than-normal weather in our regulated electric service territory, lower merchant generation margins and lower contributions from producer services.

February 28, 2013	4

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Fourth-quarter 2012 operating earnings compared to 2011

The increase in fourth-quarter 2012 operating earnings per share as compared to originally reported fourth-quarter 2011 operating earnings per share is primarily attributable to lower operations and maintenance expenses and benefit from our contribution of assets to the Blue Racer Midstream joint venture. Negative factors for the quarter were lower contributions from unregulated retail energy marketing operations and an extended outage at Millstone Unit 2.

Details of fourth-quarter 2012 operating earnings as compared to 2011 can be found on Schedule 4 of this release kit.

First-quarter 2013 and full-year 2013 operating earnings guidance

Dominion expects first-quarter 2013 operating earnings in the range of 80 cents per share to 95 cents per share as compared to first-quarter 2012 operating earnings of 85 cents per share. Positive factors for the first-quarter of 2013 compared to the same period of the prior year include an expected return to normal weather in our electric service territory, higher rate adjustment clause revenues and anticipated growth in our electric service territory as well as higher revenues related to our gas transmission growth projects. Negative factors for the quarter include higher operations and maintenance expenses and a higher effective tax rate. GAAP earnings for the first quarter of 2012 were 86 cents per share. A reconciliation between operating and GAAP earnings for the first quarter of 2012 can be found on Schedule 2 of this release kit.

Amounts for 2011 have been recast to reflect results for State Line and Salem Harbor generating stations as discontinued operations. However, Dominion uses originally reported 2011 amounts prior to recast to calculate operating earnings growth targets as well as for comparison to 2012 and 2013 operating earnings and statistics.

In providing its first-quarter and full-year 2013 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings, other than those as set forth on Schedule 2 – Reconciliation of 2012 Operating Earnings to Reported Earnings on page 8 of the Revised 4Q12 Earnings Release Kit. Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

February 28, 2013	5

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 27,500 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,300 miles of electric transmission lines. Dominion operates the nation’s largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company’s website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for first-quarter and full-year 2013 which are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond the company’s ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in the electric industry, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, asset portfolio reviews and resulting decisions to acquire, divest or retire assets, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated. Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

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February 28, 2013	6

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule 1 – Segment Operating Earnings

Preliminary, Unaudited

(millions, except earnings per share)	Three months ended December 31,
	2012	2011*	Change
Earnings:
Dominion Virginia Power	$131	$112	$19
Dominion Energy	189	153	36
Dominion Generation	137	117	20
Corporate and Other	(57)	(48)	(9)

OPERATING EARNINGS	$400	$334	$66

Items excluded from operating earnings 2, [3]	(1,059)	(133)	(926)
REPORTED EARNINGS [1]	$(659)	$201	$(860)

Common Shares Outstanding (average, diluted)	575.0	571.2

Earnings Per Share (EPS):
Dominion Virginia Power	$0.23	$0.20	$0.03
Dominion Energy	0.33	0.27	0.06
Dominion Generation	0.23	0.20	0.03
Corporate and Other	(0.10)	(0.09)	(0.01)

OPERATING EARNINGS	$0.69	$0.58	$0.11

Items excluded from operating earnings [2]	(1.84)	(0.23)	(1.61)
REPORTED EARNINGS [1]	$(1.15)	$0.35	$(1.50)

(millions, except earnings per share)	Twelve months ended December 31,
	2012	2011*	Change
Earnings:
Dominion Virginia Power	$559	$501	$58
Dominion Energy	551	521	30
Dominion Generation	874	1,003	(129)
Corporate and Other	(235)	(271)	36

OPERATING EARNINGS	$1,749	$1,754	$(5)

Items excluded from operating earnings 2, [4]	(1,447)	(346)	(1,101)
REPORTED EARNINGS [1]	$302	$1,408	$(1,106)

Common Shares Outstanding (average, diluted)	573.9	574.6

Earnings Per Share (EPS):
Dominion Virginia Power	$0.98	$0.87	$0.11
Dominion Energy	0.96	0.91	0.05
Dominion Generation	1.52	1.74	(0.22)
Corporate and Other	(0.41)	(0.47)	0.06

OPERATING EARNINGS	$3.05	$3.05	$(0.00)

Items excluded from operating earnings [2]	(2.52)	(0.60)	(1.92)
REPORTED EARNINGS [1]	$0.53	$2.45	$(1.92)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” on Dominion’s website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($1.687) billion and ($255) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($2.283) billion and ($605) million, respectively.
*	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.

February 28, 2013	7

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule 2 – Reconciliation of 2012 Operating Earnings to Reported Earnings

2012 Earnings (Twelve months ended December 31, 2012)

The net effects of the following items, all shown on an after-tax basis, are included in 2012 reported earnings, but are excluded from operating earnings:

•	$1.1 billion net loss, including an impairment charge, associated with certain fossil fuel-fired merchant power stations which Dominion decided to market for sale in the third quarter of 2012.

•	$303 million net loss, including impairment charges, primarily resulting from the planned shutdown of our Kewaunee nuclear merchant power station.

•	$53 million of restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.

•	$22 million net loss from discontinued operations of two merchant power stations (State Line and Salem Harbor) which were sold in 2012.

•	$5 million net benefit related to other items.

(millions, except per share amounts)	1Q12	2Q12	3Q12	4Q12	YTD 2012 [2]
Operating earnings	$486	$337	$526	$400	$1,749
Items excluded from operating earnings (after-tax):
Fossil fuel-fired merchant power stations			(45)	(1,029)	(1,074)
Kewaunee power station	2	(18)	(281)	(6)	(303)
Severe storms		(45)	3	(11)	(53)
Discontinued operations - State Line & Salem Harbor	1	(18)	(5)		(22)
Other items	5	2	11	(13)	5

Total items excluded from operating earnings (after-tax) [1]	8	(79)	(317)	(1,059)	(1,447)

Reported net income	$494	$258	$209	($659)	$302

Common shares outstanding (average, diluted)	571.9	573.1	574.7	575.0	573.9

Operating earnings per share	$0.85	$0.59	$0.92	$0.69	$3.05

Items excluded from operating earnings (after-tax)	0.01	(0.14)	(0.56)	(1.84)	(2.52)

Reported earnings per share	$0.86	$0.45	$0.36	($1.15)	$0.53

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:

	1Q12	2Q12	3Q12	4Q12	YTD 2012
Items excluded from operating earnings:
Fossil fuel-fired merchant power stations			(34)	(1,670)	(1,704)
Kewaunee power station	3	(26)	(435)	(9)	(467)
Severe storms		(74)	5	(18)	(87)
Discontinued operations - State Line & Salem Harbor	2	(32)	(19)		(49)
Other items	8	3	3	10	24

Total items excluded from operating earnings	$13	($129)	($480)	($1,687)	($2,283)

2)	YTD 2012 EPS may not equal sum of quarters due to share count differences.

February 28, 2013	8

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule 3 – Reconciliation of 2011 Original Operating Earnings to Reported Earnings

2011 Earnings (Twelve months ended December 31, 2011) 3

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$178 million of impairment charges related to certain utility ($139 million) and merchant ($39 million) coal-fired power stations.

•	$59 million of restoration costs associated with Hurricane Irene.

•	$39 million net loss from operations at our Kewaunee nuclear merchant power station.

•	$34 million impairment of excess emission allowances resulting from a new EPA air pollution rule.

•	$21 million of severance costs and other charges related to our State Line and Salem Harbor merchant power stations.

•	$19 million net charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.

•	$13 million of earthquake related costs, largely related to inspections following the safe shutdown of reactors at our North Anna nuclear power station.

•	$14 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.

•	$3 million net benefit related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011 [2]
Operating earnings	$541	$338	$541	$334	$1,754
Items excluded from operating earnings (after-tax):
Impairment of generation assets	(39)			(139)	(178)
Hurricane Irene costs			(74)	15	(59)
Kewaunee operations	(19)	(1)	(12)	(7)	(39)
Emission allowances impairments			(34)		(34)
Charges related to State Line & Salem Harbor operations		(11)	(10)		(21)
Impact of Virginia Power biennial review order				(19)	(19)
Earthquake costs			(13)		(13)
Recoverable spent nuclear fuel-related costs		14			14
Other items	(4)	(4)	(6)	17	3

Total items excluded from operating earnings (after-tax) [1]	(62)	(2)	(149)	(133)	(346)

Reported net income	$479	$336	$392	$201	$1,408

Common shares outstanding (average, diluted)	580.5	575.2	571.2	571.2	574.6

Operating earnings per share	$0.93	$0.59	$0.95	$0.58	$3.05

Items excluded from operating earnings (after-tax)	(0.11)	(0.01)	(0.26)	(0.23)	(0.60)

Reported earnings per share	$0.82	$0.58	$0.69	$0.35	$2.45

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:

	1Q11	2Q11	3Q11	4Q11	YTD 2011
Items excluded from operating earnings:
Impairment of generation assets	(55)			(228)	(283)
Hurricane Irene costs			(121)	25	(96)
Kewaunee operations	(32)	(5)	(19)	(10)	(66)
Emission allowances impairments			(57)		(57)
Charges related to State Line & Salem Harbor operations		(17)	(16)		(33)
Impact of Virginia Power biennial review order				(31)	(31)
Earthquake costs			(21)		(21)
Recoverable spent nuclear fuel-related costs		24			24
Other items	6	(8)	(29)	(11)	(42)

Total items excluded from operating earnings	($81)	($6)	($263)	($255)	($605)

2)	YTD 2011 EPS may not equal sum of quarters due to share count differences.
3)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.

February 28, 2013	9

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule 4 – Reconciliation of 2012 Earnings to 2011

Preliminary, unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2012 vs. 2011[1]		2012 vs. 2011[1]
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$5	$0.01	($34)	($0.06)
Other	9	0.01	28	0.05
FERC Transmission equity return	4	0.01	19	0.04
Retail energy marketing operations	(10)	(0.02)	35	0.06
Storm damage and service restoration	1	0.00	14	0.03
Other	10	0.02	(4)	(0.01)

Change in contribution to operating earnings	$19	$0.03	$58	$0.11

Dominion Energy
Gas Distribution weather	$1	$0.00	($5)	($0.01)
Gas Transmission margin	14	0.02	8	0.01
Producer Services margin	(5)	(0.01)	(13)	(0.02)
Blue Racer Midstream JV	43	0.08	43	0.08
Other	(17)	(0.03)	(3)	(0.01)

Change in contribution to operating earnings	$36	$0.06	$30	$0.05

Dominion Generation
Regulated electric sales:
Weather	$10	$0.02	($78)	($0.14)
Other	11	0.02	46	0.08
Merchant generation margin	(13)	(0.02)	(109)	(0.19)
Brayton Point, Kincaid and Elwood 2011 earnings	16	0.02	7	0.01
State Line and Salem Harbor 2011 earnings	(2)	0.00	(35)	(0.06)
Rate adjustment clause equity return	10	0.02	17	0.03
PJM ancillary services	1	0.00	(27)	(0.05)
Net capacity expenses	2	0.00	19	0.04
Outage costs	(13)	(0.02)	8	0.01
Other	(2)	(0.01)	23	0.05

Change in contribution to operating earnings	$20	$0.03	($129)	($0.22)

Corporate and Other
Change in contribution to operating earnings	($9)	($0.01)	$36	$0.06

Change in consolidated operating earnings	$66	$0.11	($5)	$0.00

Change in items excluded from operating earnings [2]	($926)	($1.61)	($1,101)	($1.92)

Change in reported earnings (GAAP)	($860)	($1.50)	($1,106)	($1.92)

1)	Reflects 2011 amounts prior to recast of operating results of State Line and Salem Harbor generating stations as discontinued operations.
2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find “GAAP Reconciliation” on Dominion’s website at www.dom.com/investors.

February 28, 2013	10

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Financials

Consolidated Financial Statements (GAAP)

Dominion Resources, Inc.

Consolidated Statements of Income *

Unaudited (GAAP Based)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011[1]	2012	2011[1]
	(millions, except per share amounts)
Operating Revenue	$3,167	$3,129	$13,093	$14,145

Operating Expenses
Electric fuel and other energy-related purchases	855	902	3,748	4,097
Purchased electric capacity	90	110	387	454
Purchased gas	359	422	1,177	1,764
Other operations and maintenance	2,319	935	4,868	3,322
Depreciation, depletion and amortization	304	283	1,186	1,066
Other taxes	132	137	571	548

Total operating expenses	4,059	2,789	11,937	11,251

Income from operations	(892)	340	1,156	2,894

Other income	49	66	223	178
Interest and related charges	215	176	882	867

Income from continuing operations including noncontrolling interests before income taxes	(1,058)	230	497	2,205

Income tax expense	(406)	24	146	754

Income from continuing operations including noncontrolling interests	(652)	206	351	1,451

Loss from discontinued operations (net of tax)	—	1	(22)	(25)

Net Income including noncontrolling interests	$(652)	$207	$329	$1,426

Noncontrolling interests	7	6	27	18

Net Income attributable to Dominion	$(659)	$201	$302	$1,408

Reported earnings per common share - diluted	$(1.15)	$0.35	$0.53	$2.45

Average shares outstanding, diluted	575.0	571.2	573.9	574.6

*	The notes contained in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.
1)	Consolidated Statements of Income for the three months ended and year ended December 31, 2011 have been recast to reflect Salem Harbor and State Line as discontinued operations.

February 28, 2013	11

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion Resouces, Inc.

Consolidated Balance Sheets *

Unaudited & Summarized

($ in Millions)

	At December 31,
	2012	2011
Assets
Current Assets	$5,140	$5,430
Investments	4,191	3,985
Property, Plant and Equipment, Net	30,773	29,670
Deferred Charges and Other Assets	6,734	6,529

Total Assets	$46,838	$45,614

Liabilities and Equity
Securities due within one year	$1,363	$1,479
Securities due within one year, VIE	860	—
Short-term debt	2,412	1,814
Other current liabilities	3,128	3,669

Total Current Liabilities	7,763	6,962
Long-Term Debt	16,851	17,394
Deferred Credits and Other Liabilities	11,342	9,498

Total Liabilities	35,956	33,854
Subsidiary Preferred Stock Not Subject To Mandatory Redemption	257	257
Common Shareholders’ Equity	10,568	11,446
Noncontrolling Interest	57	57

Total Equity	10,625	11,503
Total Liabilities and Equity	$46,838	$45,614

*	The notes contained in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

February 28, 2013	12

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion Resources, Inc.

Consolidated Statements of Cash Flows *

Unaudited & Summarized

($ in Millions)

	Year Ended December 31,
	2012	2011
Operating Activities

Net Income including noncontrolling interests	$329	$1,426
Adjustments to reconcile net income to net cash provided by operating activities
Impairment of generation assets	2,089	283
Depreciation, depletion and amortization (including nuclear fuel)	1,443	1,288
Deferred income taxes and investment tax credits, net	246	756
Other adjustments	(396)	(204)
Changes in:
Accounts receivable	292	365
Inventories	33	(185)
Deferred fuel and purchased gas costs, net	368	(3)
Prepayments	(85)
Accounts payable	(61)	(413)
Accrued interest, payroll and taxes	(12)	(216)
Other operating assets and liabilities	(109)	(114)

Net cash provided by operating activities	4,137	2,983

Investing Activities

Plant construction and other property additions	(4,145)	(3,652)
Restricted cash equivalents	108	259
Other	197	72

Net cash used in investing activities	(3,840)	(3,321)

Financing Activities

Issuance of short-term debt, net	598	429
Issuance of short-term notes	400
Issuance and remarketing of long-term debt	1,500	2,320
Repayment and repurchase of long-term debt	(1,675)	(637)
Issuance of common stock	265	38
Repurchase of common stock	—	(601)
Common dividend payments	(1,209)	(1,129)
Other	(30)	(42)

Net cash provided by (used in) financing activities	(151)	378

Increase in cash and cash equivalents	146	40

Cash and cash equivalents at beginning of period	102	62

Cash and cash equivalents at end of period	$248	$102

*	The notes contained in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

February 28, 2013	13

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Segment Operating Earnings Results

Dominion Consolidated[3]	Three Months Ended		Year Ended
Unaudited Summary of Operating results	December 31,		December 31,
($mm except per share amounts)	2012	2011[1]	2012	2011[1]

Operating Revenue	$3,050	$3,216	$12,762	$14,314

Operating Expenses
Electric fuel and other energy-related purchases	823	915	3,650	4,152
Purchased electric capacity	90	110	387	454
Purchased gas	359	403	1,177	1,745
Other operations and maintenance	578	717	2,446	2,849
Depreciation, depletion and amortization	288	282	1,148	1,068
Other taxes	126	137	551	545

Total operating expenses	2,264	2,564	9,359	10,813

Income from operations	786	652	3,403	3,501

Other income	37	56	159	176

Income including noncontrolling interests before interest and income taxes	823	708	3,562	3,677

Interest and related charges	194	223	832	901

Income including noncontrolling interests before income taxes	629	485	2,730	2,776

Income taxes	222	145	954	1,004

Income including noncontrolling interests	407	340	1,776	1,772

Noncontrolling interests	7	6	27	18

Operating Earnings	$400	$334	$1,749	$1,754

Operating Earnings Per Share	$0.69	$0.58	$3.05	$3.05

Items excluded from operating earnings (net of taxes)[2]	(1,059)	(133)	(1,447)	(346)

Reported Earnings	$(659)	$201	$302	$1,408

Reported Earnings Per Common Share - Diluted	(1.15)	$0.35	$0.53	$2.45

Average shares outstanding, diluted	575.0	571.2	573.9	574.6

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
2)	For additional detail on items excluded from operating earnings see the GAAP Reconciliation schedules on pages 31-35.
3)	Dominion Consolidated Income Statement reflects the impact of segment eliminations and adjustments.

February 28, 2013	14

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion Virginia Power	Three Months Ended		Year Ended
Unaudited Summary of Operating results	December 31,		December 31,
($mm except per share amounts)	2012	2011	2012	2011

Operating Revenue	$843	$901	$3,497	$3,836

Operating Expenses
Electric fuel and other energy-related purchases	197	216	865	1,069
Purchased electric capacity	—	10	16	46
Purchased gas	147	166	456	648
Other operations and maintenance	124	163	576	620
Depreciation, depletion and amortization	102	96	402	374
Other taxes	33	33	144	142

Total operating expenses	603	684	2,459	2,899

Income from operations	240	217	1,038	937

Other income	17	15	67	75

Income including noncontrolling interests before interest and income taxes	257	232	1,105	1,012

Interest and related charges	42	44	187	185

Income including noncontrolling interests before income taxes	215	188	918	827

Income taxes	82	74	351	318

Income including noncontrolling interests	133	114	567	509

Noncontrolling interests	2	2	8	8

Operating Earnings Contribution	$131	$112	$559	$501

Operating Earnings Per Share Contribution	$0.23	$0.20	$0.98	$0.87

Average shares outstanding, diluted	575.0	571.2	573.9	574.6

February 28, 2013	15

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion Energy	Three Months Ended		Year Ended
Unaudited Summary of Operating results	December 31,		December 31,
($mm except per share amounts)	2012	2011	2012	2011

Operating Revenue	$764	$775	$2,743	$3,121

Operating Expenses
Electric fuel and other energy-related purchases	17	6	42	18
Purchased electric capacity	—	—	—	—
Purchased gas	246	271	927	1,176
Other operations and maintenance	85	155	501	703
Depreciation, depletion and amortization	55	57	216	207
Other taxes	46	48	172	177

Total operating expenses	449	537	1,858	2,281

Income from operations	315	238	885	840

Other income	15	20	65	61

Income including noncontrolling interests before interest and income taxes	330	258	950	901

Interest and related charges	12	14	47	57

Income including noncontrolling interests before income taxes	318	244	903	844

Income taxes	129	91	352	323

Income including noncontrolling interests	189	153	551	521

Noncontrolling interests	—	—	—	—

Operating Earnings Contribution	$189	$153	$551	$521

Operating Earnings Per Share Contribution	$0.33	$0.27	$0.96	$0.91

Average shares outstanding, diluted	575.0	571.2	573.9	574.6

February 28, 2013	16

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion Generation	Three Months Ended		Year Ended
Unaudited Summary of Operating results	December 31,		December 31,
($mm except per share amounts)	2012	2011[1]	2012	2011[1]

Operating Revenue	$1,505	$1,634	$6,850	$7,670

Operating Expenses
Electric fuel and other energy-related purchases	631	731	2,840	3,210
Purchased electric capacity	90	100	371	408
Purchased gas	—	—	—	—
Other operations and maintenance	375	420	1,398	1,617
Depreciation, depletion and amortization	123	122	500	459
Other taxes	47	55	214	204

Total operating expenses	1,266	1,428	5,323	5,898

Income from operations	239	206	1,527	1,772

Other income	18	24	53	61

Income including noncontrolling interests before interest and income taxes	257	230	1,580	1,833

Interest and related charges	39	56	208	219

Income including noncontrolling interests before income taxes	218	174	1,372	1,614

Income taxes	76	53	479	601

Income including noncontrolling interests	142	121	893	1,013

Noncontrolling interests	5	4	19	10

Operating Earnings Contribution	$137	$117	$874	$1,003

Operating Earnings Per Share Contribution	$0.23	$0.20	$1.52	$1.74

Average shares outstanding, diluted	575.0	571.2	573.9	574.6

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.

February 28, 2013	17

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Corporate and Other	Three Months Ended		Year Ended
Unaudited Summary of Operating Results	December 31,		December 31,
($mm except per share amounts)	2012	2011[1]	2012	2011[1]

Operating Revenue	$148	$149	$584	$585

Operating Expenses
Electric fuel and other energy-related purchases	—	—	—	—
Purchased electric capacity	—	—	—	—
Purchased gas	1	1	3	5
Other operations and maintenance	147	149	577	578
Depreciation, depletion and amortization	8	7	30	28
Other taxes	—	1	21	22

Total operating expenses	156	158	631	633

Income (loss) from operations	(8)	(9)	(47)	(48)

Other income	13	25	80	85

Income including noncontrolling interests before interest and income taxes	5	16	33	37

Interest and related charges	127	137	496	546

Income including noncontrolling interests before income taxes	(122)	(121)	(463)	(509)

Income taxes	(65)	(73)	(228)	(238)

Income including noncontrolling interests	(57)	(48)	(235)	(271)

Noncontrolling interests	—	—	—	—

Operating Earnings (Loss) Contribution	$(57)	$(48)	$(235)	$(271)

Operating Earnings (Loss) Per Share Contribution	$(0.10)	$(0.09)	$(0.41)	$(0.47)

Items excluded from operating earnings (net of taxes)[2]	(1,059)	(133)	(1,447)	(346)

Reported Earnings	$(1,116)	$(181)	$(1,682)	$(617)

Reported Earnings Per Common Share - Diluted	$(1.94)	$(0.32)	$(2.93)	$(1.07)

Average shares outstanding, diluted	575.0	571.2	573.9	574.6

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
2)	For additional detail on items excluded from operating earnings see the GAAP Reconciliation schedules on pages 31-35.

February 28, 2013	18

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Dominion

Unaudited Operating Revenue Detail (GAAP Based)

(millions)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2012	2011[1]	2012	2011[1]

Dominion Consolidated
Operating Revenue
Electric sales:	Regulated	$1,607	$1,520	$7,102	$7,114
	Nonregulated	620	635	2,742	3,100
Gas sales:	Regulated	84	79	250	287
	Nonregulated	331	415	1,071	1,635
Gas transportation and storage		394	355	1,401	1,506
Other		131	125	527	503

Total operating revenue		$3,167	$3,129	$13,093	$14,145

Dominion Virginia Power
Operating Revenue
Electric sales:	Regulated	$420	$411	$1,783	$1,730
	Nonregulated	227	259	1,054	1,210
Gas sales:	Regulated	—	—	—	—
	Nonregulated	169	187	534	719
Gas transportation and storage		—	1	4	4
Other		27	43	122	173

Total operating revenue		$843	$901	$3,497	$3,836

Dominion Energy
Operating Revenue
Gas sales:	Regulated	84	79	250	287
	Nonregulated	186	250	703	957
Gas transportation and storage		399	358	1,420	1,525
Other		95	88	370	352

Total operating revenue		$764	$775	$2,743	$3,121

Dominion Generation
Operating Revenue
Electric sales:	Regulated	$1,187	$1,191	$5,319	$5,478
	Nonregulated	304	379	1,472	1,891
Other		14	16	59	66

Total operating revenue		$1,505	$1,586	$6,850	$7,435

Corporate and Other
Operating Revenue
Electric sales:	Regulated	$—	$(82)	$—	$(94)
	Nonregulated	115	39	327	154
Gas sales:	Regulated	—	—	—	—
	Nonregulated	1	5	4	8
Gas transportation and storage		—	—	—	—
Other		149	148	584	583

Total operating revenue		$265	$110	$915	$651

1)	Amounts have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

February 28, 2013	19

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Operating Statistics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Dominion Consolidated
Regulated Electric Sales Revenue ($mm)
Residential	$707	$685	$3,212	$3,251
Commercial	516	531	2,284	2,273
Industrial	109	115	481	474
Governmental	185	189	760	811

Regulated retail revenue	1,517	1,521	6,737	6,809
Wholesale - sales for resale	46	46	191	204
Other revenue	44	(47)	174	101

Total	$1,607	$1,520	$7,102	$7,114

Dominion Virginia Power
Degree Days (Electric service area)
Cooling
Actual	53	30	1,787	1,899
Normal	43	46	1,587	1,557
Heating
Actual	1,248	1,052	2,955	3,354
Normal	1,306	1,318	3,622	3,619

Electric Delivery Customers (at period end)
Residential	2,197,763	2,178,321	2,197,763	2,178,321
Commercial	235,579	234,190	235,579	234,190
Industrial	502	528	502	528
Governmental	32,425	32,317	32,425	32,317

Total Retail	2,466,269	2,445,356	2,466,269	2,445,356
Wholesale - sales for resale	5	5	5	5

Total	2,466,274	2,445,361	2,466,274	2,445,361

Electricity Delivered (GWh)
Residential	6,802	6,394	29,174	30,769
Commercial	6,865	6,633	28,927	28,949
Industrial	1,875	1,860	7,849	7,960
Governmental	2,570	2,555	10,774	10,823

Total Retail	18,112	17,443	76,724	78,500
Wholesale - sales for resale	990	933	4,029	3,814

Total	19,102	18,375	80,753	82,315

Dominion Retail
Unregulated Energy Customer Accounts (Average)
Natural Gas	550,247	549,145	552,079	558,194
Electric	695,149	737,379	699,567	764,753
Products and Services	885,304	863,421	876,978	828,816

Total	2,130,700	2,149,944	2,128,624	2,151,763

Volumes Sold
Natural Gas (mmcf)	25,887	23,794	87,587	95,719
Electricity (MWh)	3,345,650	2,197,561	13,889,548	12,995,215

Note: Figures may not add due to rounding

February 28, 2013	20

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Dominion Energy
Gas Distribution
Regulated Gas Revenue ($mm)
Gas sales revenue
Residential	$63	$66	$194	$246
Commercial	11	11	35	36
Industrial	1	1	3	2
Other	2	1	3	3

Total	$77	$79	$235	$287

Regulated Gas Transportation and Storage Revenue ($mm)
Gas transportation revenue
Residential	$96	$89	$358	$413
Commercial	34	31	117	155
Industrial	15	14	56	58
Other	—	1	2	3

Total transportation revenue	145	134	533	629

Storage revenue	4	4	16	15

Total	$149	$139	$549	$644

Degree Days
Heating
Actual	1,956	1,740	4,986	5,584
Normal	2,005	2,069	5,713	5,888

LDC Natural Gas Customers (Average)
Gas sales customers
Residential	242,634	253,184	239,946	245,698
Commercial	11,459	11,361	10,803	10,672
Industrial	31	30	30	27
Other	25	25	25	25

Total	254,149	264,600	250,804	256,422

Gas transportation customers
Residential	956,866	946,069	962,432	957,845
Commercial	79,954	79,540	80,475	80,613
Industrial	1,610	1,549	1,569	1,563

Total	1,038,430	1,027,158	1,044,476	1,040,021

Total LDC natural gas customers
Residential	1,199,500	1,199,253	1,202,378	1,203,543
Commercial	91,413	90,901	91,278	91,285
Industrial	1,641	1,579	1,599	1,590
Other	25	25	25	25

Total	1,292,579	1,291,758	1,295,280	1,296,443

LDC Natural Gas Delivery (mmcf)
Gas sales volume
Residential	7,369	7,327	21,621	25,377
Commercial	1,293	1,207	3,782	4,016
Industrial	128	109	444	374
Other	253	92	427	424

Total	9,044	8,735	26,273	30,191

Gas transportation volume
Residential	26,793	23,875	81,925	90,028
Commercial	15,001	13,655	47,697	52,849
Industrial	30,352	25,355	123,330	103,067
Other	1,503	2,000	5,632	7,098

Total	73,648	64,885	258,586	253,042

Total LDC natural gas throughput
Residential	34,162	31,202	103,546	115,405
Commercial	16,294	14,862	51,479	56,865
Industrial	30,480	25,464	123,774	103,441
Other	1,756	2,092	6,059	7,522

Total	82,692	73,620	284,859	283,233

Note: Figures may not add due to rounding

February 28, 2013	21

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Dominion Energy
Gas Transmission
Natural Gas Liquids sales (million gallons)	44.7	48.2	182.4	176.2
Average Realized NGL Price with Hedging ($/gal)	$1.33	$1.49	$1.34	$1.46

Gas Shrinkage Cost ($mm)	$16.2	$18.8	$60.1	$73.0

Dominion Generation
Regulated Generation
Electricity Sold (GWh) to VP/NCP customers
Residential	6,802	6,394	29,174	30,769
Commercial	6,865	6,633	28,927	28,949
Industrial	1,875	1,860	7,849	7,960
Governmental	2,570	2,555	10,774	10,823

Total Retail	18,112	17,443	76,724	78,500
Wholesale - sales for resale	990	933	4,029	3,814

Total	19,102	18,375	80,753	82,315

Merchant Generation
Total Electric Sales (GWh)
NEPOOL Merchant Fleet [1]	3,928	4,031	18,925	17,710
PJM Merchant Fleet [2]	1,990	1,761	8,241	7,216

1)	Comprised of Millstone and Manchester generating stations.
2)	Comprised of Fairless generating station.

Note: Figures may not add due to rounding

February 28, 2013	22

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DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

2012 Weather Variance

Dominion - Effect of weather compared to normal 1

Pre-tax Impact ($millions)
Description	1Q12	2Q12	3Q12	4Q12	FY2012

Gas Distribution [2]	($8.3)	($1.3)	$0.7	($0.6)	($9.5)

Electric Distribution [3]	(30.3)	(15.2)	(2.0)	(17.5)	(65.0)

Electric Transmission [3]	(0.3)	(0.3)	0.2	(0.2)	(0.6)

Utility Generation (VaP) [4]	(61.0)	(33.3)	(5.2)	(35.1)	(134.6)

Earnings Impact (pre-tax)	($99.9)	($50.1)	($6.3)	($53.3)	($209.7)

After-tax Impact ($millions)
Description	1Q12	2Q12	3Q12	4Q12	FY2012

Gas Distribution [2]	($5.4)	($0.9)	$0.5	($0.3)	($6.1)

Electric Distribution [3]	(18.5)	(9.3)	(1.2)	(10.7)	(39.7)

Electric Transmission [3]	(0.2)	(0.2)	0.1	(0.1)	(0.4)

Utility Generation (VaP) [4]	(37.2)	(20.3)	(3.2)	(21.4)	(82.1)

Earnings Impact (after-tax)	($61.3)	($30.7)	($3.8)	($32.5)	($128.3)

Dominion - Effect of weather compared to prior period [1]

Pre-tax Impact ($millions)
Description	1Q’12 v. ‘11	2Q’12 v. ‘11	3Q’12 v. ‘11	4Q’12 v. ‘11	FY ‘12 v. ‘11

Gas Distribution [2]	($10.0)	($0.6)	$0.6	2.2	($7.8)

Electric Distribution [3]	(29.8)	(16.3)	(17.8)	8.5	(55.4)

Electric Transmission [3]	(0.4)	(0.2)	(0.2)	—	(0.8)

Utility Generation (VaP) [4]	(60.5)	(37.0)	(46.8)	16.2	(128.1)

Earnings Impact (pre-tax)	($100.7)	($54.1)	($64.2)	$26.9	($192.1)

After-tax Impact ($millions)
Description	1Q’12 v. ‘11	2Q’12 v. ‘11	3Q’12 v. ‘11	4Q’12 v. ‘11	FY ‘12 v. ‘11

Gas Distribution [2]	($6.3)	($0.4)	$0.4	1.4	($4.9)

Electric Distribution [3]	(18.2)	(9.9)	(10.9)	5.2	(33.8)

Electric Transmission [3]	(0.2)	(0.1)	(0.1)	—	(0.4)

Utility Generation (VaP) [4]	(36.9)	(22.6)	(28.5)	9.9	(78.1)

Earnings Impact (after-tax)	($61.6)	($33.0)	($39.1)	$16.5	($117.2)

1)	The effects on earnings from differences in weather compared to normal and compared to prior periods are measured using base rate revenue. This schedule does not reflect the O&M expenditures for restoring service associated with outages caused by major storms.
2)	Reported in the Dominion Energy segment. Comprised of Dominion East Ohio Gas Company and Hope Gas, Inc.
3)	Reported in the Dominion Virginia Power segment.
4)	Reported in the Dominion Generation segment.

Note: Figures may not add due to rounding

February 28, 2013	23

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Finance & Liquidity

Schedule of Long-Term Debt

Preliminary & Unaudited ($ in millions)

	At 12/31 2011	At 3/31 2012	At 6/30 2012	At 9/30 2012	At 12/31 2012
Dominion Resources, Inc.
Unsecured Senior Notes:
Variable rate, due 2013	$—	$—	$—	$—	$400
1.4% to 7.195%, due 2012 to 2017 [1]	$3,545	$3,545	$3,545	$3,041	$3,041
2.75% to 8.875%, due 2018 to 2042	$4,399	$4,399	$4,399	$5,099	$5,099
Unsecured Debentures and Senior Notes (previously issued by CNG):
5.0% and 6.625%, due 2013 and 2014	$622	$622	$622	$622	$622
6.8% and 6.875%, due 2026 and 2027	$89	$89	$89	$89	$89
Unsecured Convertible Senior Notes, 2.125%, due 2023 [2]	$143	$137	$82	$82	$82
Unsecured Junior Subordinated Notes Payable to Affiliated Trusts, 7.83% and 8.4%, due 2027 and 2031 [3]	$268	$268	$268	$268	$268
Enhanced Junior Subordinated Notes:
7.5% and 8.375%, due 2064 and 2066	$985	$985	$985	$985	$985
Variable rate, due 2066 [4]	$468	$382	$380	$380	$380

Virginia Electric and Power Company
Unsecured Senior Notes:
4.75% to 8.625%, due 2012 to 2017	$2,321	$2,319	$2,313	$2,311	$1,706
2.95% to 8.875%, due 2018 to 2038	$3,558	$4,008	$4,008	$4,008	$4,008
Tax-Exempt Financings:
Variable rates, due 2016 to 2041	$454	$454	$454	$454	$454
1.5% to 6.5%, due 2017 to 2040 [5]	$533	$533	$533	$533	$508

Dominion Energy, Inc.
Secured Senior Notes:
5.03% to 5.78%, due 2013	$842	$842	$842	$842	$842
7.33%, due 2020	$159	$159	$152	$152	$145
Tax-Exempt Financings:
2.25% to 5.75%, due 2033 to 2042	$284	$284	$284	$284	$284
Variable rate, due 2041	$75	$75	$75	$75	$75

Total Principal Amount	$18,745	$19,101	$19,031	$19,225	$18,988

Fair Value Hedge Valuation	105	93	103	93	93
Amounts Due Within One Year	(1,479)	(2,131)	(2,141)	(2,175)	(2,223)
Unamortized Discount & Premium, net	23	16	10	1	(7)

Total Long-Term Debt	$17,394	$17,079	$17,003	$17,144	$16,851

1)

$334 million of Dominion’s 6.25% 2002 Series B Senior Notes matured June 30, 2012 but remained on the second quarter balance sheet because the corresponding cash flow did not occur until the next succeeding business day which was in the third quarter of 2012.

2)	$6 million and $55 million of the Convertible Senior Notes were converted into cash and common stock during first and second quarters of 2012, respectively.
3)	The $258 million 7.83% Junior Subordinated Notes due 2027 were redeemed early on January 3, 2013.
4)	$88 million of the 2006 Series B Enhanced Junior Subordinated Notes due 2066 were purchased and cancelled during the first and second quarters of 2012 primarily as a result of a tender offer.
5)

In October 2012, Virginia Power redeemed the $25 million 6.5% IDA of Mecklenburg County, Virginia Exempt Facility Revenue Refunding Bonds, Series 2002, that would have otherwise matured in October 2017.

February 28, 2013	24

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule of Debt Maturities

As of December 31, 2012 (in $ millions)

	Due Date	DRI	VEPCO	Other	Total

2013
7.83% Jr Subordinated NP to Affiliated Trusts (Early Redemption)	01/03/13	257.7	—	—	257.7
4.75% 2003 Series A Senior Notes	03/01/13	—	400.0	—	400.0
5.0% 2003 Series D Senior Notes	03/15/13	250.0	—	—	250.0
5.03% to 5.78% 2004 Sr Secured Notes (from Juniper Consolidation)	08/15/13	—	—	841.6	841.6
2012 Private Placement Short Term Notes (variable)	11/21/13	400.0	—	—	400.0
6.625% 1993 Series B Debentures (from CNG Merger)	12/01/13	22.0	—	—	22.0
7.25% Mecklenburg Senior Bonds	multiple	—	11.6	—	11.6
8.625% Panda-Rosemary Senior Notes	multiple	—	5.9	—	5.9
7.33% Senior Secured Bonds	multiple	—	—	10.9	10.9
7.25% Ft Story, Ft Eustis, Ft Lee and Ft Monroe Promissory Notes	multiple	—	0.2	—	0.2

Total 2013		929.7	417.7	852.5	2,199.9

2014
5.0% 2003 Series A Senior Notes (from CNG Merger)	03/01/14	200.0	—	—	200.0
1.8% 2011 Series B Senior Notes	03/15/14	400.0	—	—	400.0
7.195% Remarketed 2000 Series E Senior Notes	09/15/14	47.3	—	—	47.3
5.0% 2004 Series A Senior Notes (from CNG Merger)	12/01/14	400.0	—	—	400.0
7.25% Mecklenburg Senior Bonds	multiple	—	11.2	—	11.2
8.625% Panda-Rosemary Senior Notes	multiple	—	6.1	—	6.1
7.33% Senior Secured Bonds	multiple	—	—	14.9	14.9
7.25% Ft Story, Ft Eustis, Ft Lee and Ft Monroe Promissory Notes	multiple	—	0.3	—	0.3

Total 2014		1,047.3	17.6	14.9	1,079.8

2015
5.15% 2005 Series C Senior Notes	07/15/15	500.0	—	—	500.0
2.25% 2010 Series A Senior Notes	09/01/15	250.0	—	—	250.0
5.25% 2003 Series C Senior Notes	12/15/15	—	200.0	—	200.0
7.25% Mecklenburg Senior Bonds	multiple	—	4.2	—	4.2
8.625% Panda-Rosemary Senior Notes	multiple	—	6.1	—	6.1
7.33% Senior Secured Bonds	multiple	—	—	17.7	17.7
7.25% Ft Story, Ft Eustis, Ft Lee and Ft Monroe Promissory Notes	multiple	—	0.3	—	0.3

Total 2015		750.0	210.6	17.7	978.3

2016
5.2% 2004 Series A Senior Notes	01/15/16	193.9	—	—	193.9
5.4% 2006 Series A Senior Notes	01/15/16	—	450.0	—	450.0
8.625% Panda-Rosemary Senior Notes	02/15/16	—	1.5	—	1.5
1986 Series IDA Prince William (variable)	08/01/16	—	11.2	—	11.2
1986 Series Grant County (variable)	08/01/16	—	7.4	—	7.4
1.95% 2011 Series D Senior Notes	08/15/16	450.0	—	—	450.0
5.6% 2006 Series A Senior Notes	11/15/16	250.0	—	—	250.0
7.25% Mecklenburg Senior Bonds	multiple	—	6.0	—	6.0
7.33% Senior Secured Bonds	multiple	—	—	19.9	19.9
7.25% Ft Story, Ft Eustis, Ft Lee and Ft Monroe Promissory Notes	multiple	—	0.3	—	0.3

Total 2016		893.9	476.4	19.9	1,390.2

2017
2011 Series A EDA Chesterfield County (variable)	06/01/17	—	75.0	—	75.0
1.4% 2012 Series A Senior Notes	09/15/17	350.0	—	—	350.0
5.95% 2007 Series B Senior Notes	09/15/07	—	600.0	—	600.0
6.0% 2007 Series A Senior Notes	11/30/17	350.0	—	—	350.0
7.25% Mecklenburg Senior Bonds	multiple	—	3.4	—	3.4
7.33% Senior Secured Bonds	multiple	—	—	21.5	21.5
7.25% Ft Story, Ft Eustis, Ft Lee and Ft Monroe Promissory Notes	multiple	—	0.3	—	0.3

Total 2017		700.0	678.7	21.5	1,400.2

Total 5-year Debt Maturities		$4,320.9	$1,801.0	$926.5	$7,048.4

February 28, 2013	25

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule of Liquidity Position

As of December 31, 2012 (in $ millions)

Total Committed Bank Lines	$3,500
Less:
Commercial Paper Outstanding	$2,412
Letters of Credit Issued	$26
Funded Loans	$—

Total Available Capacity	$1,062

Cash & Short-Term Investments On Hand*	$197

Total Liquidity Available	$1,259

*	Represents aggregate collected cash balances; not ledger balances per financial statements, which totaled $248 million at 12/31/2012.

Committed bank lines consist of the following:

A $3.0 billion revolving credit facility entered into by Dominion Resources, Inc. (“DRI”) and Virginia Electric and Power Company (“VEPCO”) in September 2010 which will mature in September 2017. This facility is available to DRI as well as VEPCO.

A $500 million revolving credit facility entered into by DRI and VEPCO in September 2010. $100 million of capacity under this facility will mature in September 2016 and the remaining $400 million will mature in September 2017. This facility is available to DRI as well as VEPCO.

Additionally, there is a $120 million revolving credit facility (not reflected in table above) entered into by VEPCO in September 2010, which will mature in September 2017. This facility is dedicated to certain tax-exempt bond issuances by VEPCO.

February 28, 2013	26

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Schedule of Change in Capitalization

Dominion Resources, Inc & Subsidiaries

Summary of Changes in Capitalization From December 31, 2011 to December 31, 2012

($ in Millions)

Change in Debt (Long-Term Debt plus Securities Due Within One Year)

Balance as of December 31, 2011			$18,873
Issuances:
VEPCO 2012 Series A 2.95% Senior Notes due 2022		450
DRI 2012 Series A 1.4% Senior Notes due 2017		350
DRI 2012 Series B 2.75% Senior Notes due 2022		350
DRI 2012 Series C 4.05% Senior Notes due 2042		350
DRI 2012 Private Placement (variable) Short Term Notes due 2013		400

		1,900
Maturities:
VEPCO 2007 Series C 5.1% Senior Notes due 2012		(600)
DRI 2002 Series C 5.7% Senior Notes due 2012		(520)
DRI 2002 Series B 6.25% Senior Notes due 2012		(334)
DRI 2006 Series B (variable) Enhanced Jr Subordinated Notes due 2066[1]		(88)
DRI 2004 Series C 2.125% Unsecured Convertible Senior Notes due 2023[2]		(61)
VEPCO 2002 Series 6.5% IDA Mecklenburg Bonds due 2017[3]		(25)
Other		(29)

		(1,657)
Other:
Change in Fair Value Hedges and Net Discount/Premium		(42)

		(42)
Balance as of December 31, 2012			$19,074

Change in Shareholders’ Equity

Balance as of December 31, 2011			$11,503
Issuance of Common Stock, Net		313
Change in Other Paid-in Capital		(17)
Changes in AOCI:
Net Other Comprehensive Gain (Loss) associated with effective portion of changes in fair value of derivatives designated as cash flow hedges, net of taxes and amounts reclassified to earnings:
Interest Rate	(49)
Electricity	(78)
Gas	5
NGL	54

	(68)
Other changes in Net Other Comprehensive Income (4)	(199)

Net change in AOCI		(267)
Change in Retained Earnings		(907)

Net change in Shareholders’ Equity			(878)
Noncontrolling Interest			—
Net change in Equity			(878)
Balance as of December 31, 2012			$10,625

1)	$88 million of the 2006 Series B Enhanced Junior Subordinated Notes due 2066 were purchased and cancelled primarily as a result of a tender offer.
2)	$61 million of the Convertible Senior Notes were converted into cash and common stock.
3)	Redeemed early on October 15, 2012.
4)	Primarily reflects a net increase in unrealized gains on investments held in nuclear decommissioning trusts, and changes related to pension and OPEB benefit plans.

February 28, 2013	27

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Hedging

Power, Capacity and NGL Hedge Positions		As of January 31, 2013

Merchant Generation Power & Fuel	Net Summer Capacity (MW)	2013	2014	2015

Hedge Positions [1]
Millstone	2,016	82%	59%	37%
Manchester	432	0%	0%	0%
Fairless	1,196	0%	0%	0%

Total Merchant Generation [2]	3,644	45%	32%	21%

Power Pricing
NEPOOL Baseload - Average Hedge Price ($/MWh) [3]		$48.83	$49.01	$54.29

Merchant Generation Capacity (EFOR Adjusted)		2013	2014	2015

Millstone & Manchester (MW)		2,473	2,467	2,469
Average Capacity Hedge Price ($/KW - month)		$2.61	$2.75	$3.05

Fairless (MW) [4]		1,181	1,178	1,183
Average Capacity Hedge Price ($/KW - month)		$6.11	$5.52	$4.70

NGL		2013	2014
Estimated annual NGL sales (in million gallons) [5]		140-150	120-130
Amount hedged (in million gallons)		127	116
Average hedge price per gallon [6]		$1.34	$1.31

1)	2013 hedge percentages are calculated based on the weighted-average of: 1) actual results which are considered to be 100% hedged, and 2) balance of year hedge percentages. Capacity shown is net summer capacity. Assume capacity remains constant in all periods shown.
2)	Annual percentage calculations are capacity-weighted. Excludes Wind assets.
3)	NEPOOL Baseload Average Hedge Price includes all on-peak, off-peak, around-the-clock, and seasonal hedges for Millstone Power Station.
4)	For the June 1, 2012 to December 31, 2015 period, Fairless RPM auction clearing price is based on Eastern MAAC LDA.
5)	Represents Dominion’s production interest from the Hastings plant. A small portion of anticipated volumes from Natrium are included in 2013 for the period before the plant is contributed to the Blue Racer Midstream JV.
6)	Average hedge price is based on a basket of liquids products: propane (52%), normal butane (17%), iso-butane (10%) and natural gasoline (21%).

February 28, 2013	28

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of Forecast and Outlook

Reconciliation of Operating Earnings Guidance

4Q12 Operating Earnings Summary

(millions, except per share amounts)

	4Q11[1]	Range of 4Q12		4Q12
Description	Actual*	Low	High	Actual*

Operating Earnings before Interest and Taxes:
Dominion Virginia Power	$232	$280	$305	$257
Dominion Energy	258	265	295	330
Dominion Generation	230	260	285	257
Corporate and Other & Eliminations Adjusted EBIT	(12)	(15)	(5)	(21)

Total Adjusted EBIT	708	790	880	823
Consolidated Interest	223	205	195	194
Consolidated Income Taxes	145	215	245	222
Noncontrolling Interests	6	5	5	7

Operating Earnings	$334	$365	$435	$400

Average Diluted Shares Outstanding	571.2	577	575	575.0

Operating EPS Range	$0.58	$0.64	$0.76	$0.69

4Q12 Operating EPS Guidance Range*		$0.65	$0.75

Note: Figures may not add due to rounding	4Q12 Operating EPS Actual >>>			$0.69

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
*	For information on items excluded from operating earnings see the GAAP Reconciliations on pages 36-39.

February 28, 2013	29

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

2012 Operating Earnings Summary

Dominion

2012 Operating Earnings Guidance Summary

(millions, except per share amounts)

	2011[1]	Range of 2012		2012
Description	Actual*	Low	High	Actual*

Operating Earnings before Interest and Taxes:
Dominion Virginia Power	$1,012	$1,045	$1,095	$1,105
Dominion Energy	901	945	990	950
Dominion Generation	1,833	1,800	1,910	1,580
Corporate and Other & Eliminations Adjusted EBIT	(69)	(75)	(65)	(73)

Total Adjusted EBIT	3,677	3,715	3,930	3,562
Consolidated Interest	901	885	855	832
Consolidated Income Taxes	1,004	1,060	1,105	954
Noncontrolling Interests	18	25	25	27

Operating Earnings	$1,754	$1,745	$1,945	$1,749

Average Diluted Shares Outstanding	574.6	575	573	573.9

Operating EPS Range	$3.05	$3.03	$3.39	$3.05

2012 Operating EPS Guidance Range		$3.10	$3.35

Note: Figures may not add due to rounding	2012 Operating EPS Actual >>>			$3.05

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
*	For information on items excluded from operating earnings see the GAAP Reconciliations on pages 36-39.

February 28, 2013	30

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

GAAP Reconciliation

Reconciliation of 2012 Consolidated Operating Earnings to Reported Earnings

Dominion Consolidated

Unaudited Income Statements

(millions, except per share amounts)

	Three Months Ended December 31, 2012				Twelve Months Ended December 31, 2012
	Operating	Adjustments		GAAP	Operating	Adjustments		GAAP

Operating Revenue	$3,050	$117	(a), (f)	$3,167	$12,762	$331	(a), (f)	$13,093

Operating Expenses
Electric fuel and other energy-related purchases	823	32	(a), (f)	855	3,650	98	(a), (f)	3,748
Purchased electric capacity	90	—		90	387	—		387
Purchased gas	359	—		359	1,177	—		1,177
Other operations and maintenance	578	1,741	(a), (e), (f), (g)	2,319	2,446	2,422	(a), (e), (f), (g)	4,868
Depreciation, depletion and amortization	288	16	(a), (f)	304	1,148	38	(a), (f)	1,186
Other taxes	126	6	(a), (f)	132	551	20	(a), (f)	571

Total operating expenses	2,264	1,795		4,059	9,359	2,578		11,937

Income from operations	786	(1,678)		(892)	3,403	(2,247)		1,156

Other income (loss)	37	12	(a), (b), (f)	49	159	64	(a), (b), (f)	223

Income including noncontrolling interests before interest and income taxes	823	(1,666)		(843)	3,562	(2,183)		1,379

Interest and related charges	194	21	(a), (f)	215	832	50	(a), (f)	882

Income including noncontrolling interests before income taxes	629	(1,687)		(1,058)	2,730	(2,233)		497

Income taxes	222	(628	) (c)	(406)	954	(808	) (c)	146

Income from continuing operations including noncontrolling interests	407	(1,059)		(652)	1,776	(1,425)		351

Income (loss) from discontinued operations, net of tax	—	—		—	—	(22	) (d)	(22)

Noncontrolling interests	7	—		7	27	—		27

Earnings	$400	$(1,059)		$(659)	$1,749	$(1,447)		$302

Earnings Per Share - Diluted	$0.69	$(1.84)		$(1.15)	$3.05	$(2.52)		$0.53

Average shares outstanding, diluted	575.0			575.0	573.9			573.9

Adjustments to Operating Earnings:

(a)	Items related to Kewaunee nuclear merchant power station.
(b)	Net gain/loss related to our investment in nuclear decommissioning trust funds.
(c)	Income tax effects for items excluded from operating results.
(d)	Items related to income/loss from State Line and Salem Harbor discontinued operations.
(e)	Restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.
(f)	Items related to certain fossil fuel-fired merchant power stations, which Dominion decided to market for sale in the third quarter of 2012.
(g)	Other miscellaneous items.

Note: Figures may not add due to rounding

February 28, 2013	31

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 2011 Consolidated Operating Earnings to Reported Earnings

Dominion Consolidated

Unaudited Income Statements

(millions, except per share amounts)

	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Operating[1]	Adjustments		GAAP[2]	Operating[1]	Adjustments		GAAP[2]

Operating Revenue	$3,216	$(87	) (a), (b), (k), (l)	$3,129	$14,314	$(169	) (a), (b), (e), (g), (k), (l)	$14,145

Operating Expenses
Electric fuel and other energy-related purchases	915	(13	) (a), (b)	902	4,152	(55	) (a), (b), (e)	4,097
Purchased electric capacity	110	—		110	454	—		454
Purchased gas	403	19	(l)	422	1,745	19	(l)	1,764
Other operations and maintenance	717	218	(a), (b), (h), (l), (m)	935	2,849	473	(a), (b), (f), (h), (i), (j), (l), (m)	3,322
Depreciation, depletion and amortization	282	1	(a)	283	1,068	(2	) (a), (b), (f)	1,066
Other taxes	137	—		137	545	3	(a), (b)	548

Total operating expenses	2,564	225		2,789	10,813	438		11,251

Income from operations	652	(312)		340	3,501	(607)		2,894

Other income (loss)	56	10	(a), (b), (c)	66	176	2	(a), (b), (c)	178

Income including noncontrolling interests before interest and income taxes	708	(302)		406	3,677	(605)		3,072

Interest and related charges	223	(47	) (a), (b), (k)	176	901	(34	) (a),(b), (k)	867

Income including noncontrolling interests before income taxes	485	(255)		230	2,776	(571)		2,205

Income taxes	145	(121	) (d)	24	1,004	(250	) (d)	754

Income from continuing operations including noncontrolling interests	340	(134)		206	1,772	(321)		1,451

Income (loss) from discontinued operations, net of tax	—	1	(b)	1	—	(25	) (b)	(25)

Noncontrolling interests	6	—		6	18	—		18

Earnings	$334	$(133)		$201	$1,754	$(346)		$1,408

Earnings Per Share - Diluted	$0.58	$(0.23)		$0.35	$3.05	$(0.60)		$2.45

Average shares outstanding, diluted	571.2			571.2	574.6			574.6

Adjustments to Operating Earnings:

(a)	Items related to Kewaunee nuclear merchant power station.
(b)	Items related to Salem Harbor and State Line discontinued operations.
(c)	Net gain/loss related our investment in nuclear decommissioning trust funds.
(d)	Income tax effects for adjustments to operating results.
(e)	Item related to Virginia deferred fuel.
(f)	Benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.
(g)	PJM ancillary revenues adjustment related to prior year.
(h)	Restoration costs associated with Hurricane Irene
(i)	Earthquake related costs.
(j)	Impairment charges related to excess emission allowances resulting from new EPA Air Pollution Rule.
(k)	Items in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
(l)	Other miscellaneous items.
(m)	Impairment charge related to certain electric utility generation assets.

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
2)	Amounts have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

Note: Figures may not add due to rounding

February 28, 2013	32

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 2012 Corporate and Other Operating Earnings to Reported Earnings

Corporate and Other

Unaudited Income Statements

(millions, except per share amounts)

	Three Months Ended December 31, 2012				Twelve Months Ended December 31, 2012
	Operating	Adjustments		GAAP	Operating	Adjustments		GAAP

Operating Revenue	$148	$117	(a), (f)	$265	$584	$331	(a), (f)	$915

Operating Expenses
Electric fuel and other energy-related purchases	—	32	(a), (f)	32	—	98	(a), (f)	98
Purchased electric capacity	—	—		—	—	—		—
Purchased gas	1	—		1	3	—		3
Other operations and maintenance	147	1,741	(a), (e), (f), (g)	1,888	577	2,422	(a), (e), (f), (g)	2,999
Depreciation, depletion and amortization	8	16	(a), (f)	24	30	38	(a), (f)	68
Other taxes	—	6	(a), (f)	6	21	20	(a), (f)	41

Total operating expenses	156	1,795		1,951	631	2,578		3,209

Income from operations	(8)	(1,678)		(1,686)	(47)	(2,247)		(2,294)

Other income (loss)	13	12	(a), (b), (f)	25	80	64	(a), (b), (f)	144

Income including noncontrolling interests before interest and income taxes	5	(1,666)		(1,661)	33	(2,183)		(2,150)

Interest and related charges	127	21	(a), (f)	148	496	50	(a), (f)	546

Income including noncontrolling interests before income taxes	(122)	(1,687)		(1,809)	(463)	(2,233)		(2,696)

Income taxes	(65)	(628	) (c)	(693)	(228)	(808	) (c)	(1,036)

Income from continuing operations including noncontrolling interests	(57)	(1,059)		(1,116)	(235)	(1,425)		(1,660)

Income (loss) from discontinued operations, net of tax	—	—		—	—	(22	) (d)	(22)

Noncontrolling interests	—	—		—	—	—		—

Earnings (Loss) Contribution	$(57)	$(1,059)		$(1,116)	$(235)	$(1,447)		$(1,682)

Earnings Per Share	$(0.10)	$(1.84)		$(1.94)	$(0.41)	$(2.52)		$(2.93)

Average shares outstanding, diluted	575.0			575.0	573.9			573.9

Adjustments to Operating Earnings:

(a)	Items related to Kewaunee nuclear merchant power station.
(b)	Net gain/loss related to our investment in nuclear decommissioning trust funds.
(c)	Income tax effects for items excluded from operating results.
(d)	Items related to income/loss from State Line and Salem Harbor discontinued operations.
(e)	Restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.
(f)	Items related to certain fossil fuel-fired merchant power stations, which Dominion decided to market for sale in the third quarter of 2012.
(g)	Other miscellaneous items.

Note: Figures may not add due to rounding

February 28, 2013	33

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 2011 Dominion Generation Earnings to Reported Earnings

Dominion Generation

Unaudited Summary of Operating results

(millions, except per share amounts)

	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Operating[1]	Adjustments		GAAP[2]	Operating[1]	Adjustments		GAAP[2]

Operating Revenue	$1,634	$(48	) (a)	$1,586	$7,670	$(235	) (a)	$7,435

Operating Expenses
Electric fuel and other energy-related purchases	731	(22	) (a)	709	3,210	(97	) (a)	3,113
Purchased electric capacity	100	—		100	408	—		408
Purchased gas	—	—		—	—	—		—
Other operations and maintenance	420	(25	) (a)	395	1,617	(77	) (a)	1,540
Depreciation, depletion and amortization	122	—		122	459	(2	) (a)	457
Other taxes	55	(1	) (a)	54	204	(5	) (a)	199

Total operating expenses	1,428	(48)		1,380	5,898	(181)		5,717

Income from operations	206	—		206	1,772	(54)		1,718

Other income	24	(1	) (a)	23	61	(1	) (a)	60

Income including noncontrolling interests before interest and income taxes	230	(1)		229	1,833	(55)		1,778

Interest and related charges	56	(1	) (a)	55	219	(2	) (a)	217

Income including noncontrolling interests before income taxes	174	—		174	1,614	(53)		1,561

Income taxes	53	1	(a)	54	601	(18	) (a)	583

Income including noncontrolling interests	121	(1)		120	1,013	(35)		978

Noncontrolling interests	4	—		4	10	—		10

Operating Earnings Contribution	$117	$(1)		$116	$1,003	$(35)		$968

Operating Earnings Per Share Contribution	$0.20	$—		$0.20	$1.74	$(0.06)		$1.68

Average shares outstanding, diluted	571.2			571.2	574.6			574.6

Adjustments to Operating Earnings:

(a)	Items related to Salem Harbor and State Line discontinued operations.

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
2)	Amounts have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

Note: Figures may not add due to rounding

February 28, 2013	34

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 2011 Corporate and Other Operating Earnings to Reported Earnings

Corporate and Other

Unaudited Income Statements

(millions, except per share amounts)

	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Operating	Adjustments		GAAP[1]	Operating	Adjustments		GAAP[1]

Operating Revenue	$149	$(39	) (a), (k), (m)	$110	$585	$66	(a), (e), (g), (k), (m)	$651

Operating Expenses
Electric fuel and other energy-related purchases	—	9	(a)	9	—	42	(a), (e)	42
Purchased electric capacity	—	—		—	—	—		—
Purchased gas	1	19	(m)	20	5	19	(m)	24
Other operations and maintenance	149	243	(a), (h), (l), (m)	392	578	550	(a), (f), (h), (i), (j), (m)	1,128
Depreciation, depletion and amortization	7	1	(a)	8	28	—	(a), (f)	28
Other taxes	1	1	(a)	2	22	8	(a)	30

Total operating expenses	158	273		431	633	619		1,252

Income from operations	(9)	(312)		(321)	(48)	(553)		(601)

Other income (loss)	25	11	(a), (b)	36	85	3	(a), (b)	88

Income including noncontrolling interests before interest and income taxes	16	(301)		(285)	37	(550)		(513)

Interest and related charges	137	(46	) (a), (k)	91	546	(32	) (a), (k)	514

Income including noncontrolling interests before income taxes	(121)	(255)		(376)	(509)	(518)		(1,027)

Income taxes	(73)	(122	) (d)	(195)	(238)	(232	) (c)	(470)

Income from continuing operations including noncontrolling interests	(48)	(133)		(181)	(271)	(286)		(557)

Income (loss) from discontinued operations, net of tax	—	1	(d)	1	—	(25	) (d)	(25)

Noncontrolling interests	—	—		—	—	—		—

Earnings (Loss) Contribution	$(48)	$(132)		$(180)	$(271)	$(311)		$(582)

Earnings Per Share	$(0.09)	$(0.23)		$(0.32)	$(0.47)	$(0.54)		$(1.01)

Average shares outstanding, diluted	571.2			571.2	574.6			574.6

Adjustments to Operating Earnings:

(a)	Items related to Kewaunee nuclear merchant power station.
(b)	Net gain/loss related our investment in nuclear decommissioning trust funds.
(c)	Income tax effects for adjustments to operating results.
(d)	Items related to Salem Harbor and State Line discontinued operations.
(e)	Item related to Virginia deferred fuel.
(f)	Benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.
(g)	PJM ancillary revenues adjustment related to prior year.
(h)	Restoration costs associated with Hurricane Irene
(i)	Earthquake related costs.
(j)	Impairment charges related to excess emission allowances resulting from new EPA Air Pollution Rule.
(k)	Items in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
(l)	Impairment charge related to certain electric utility generation assets.
(m)	Other miscellaneous items.

1)	Amounts have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

Note: Figures may not add due to rounding

February 28, 2013	35

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 2012 Operating Earnings to Reported Earnings

Dominion

Reconciliation of 2012 Operating to 2012 GAAP

Unaudited, Operating Segments

(millions, except per share amounts)

Description	2012 Operating	Adjustments		2012 GAAP

Dominion Virginia Power EBIT	$1,105			$1,105

Dominion Energy EBIT	950			950

Dominion Generation EBIT	1,580			1,580

Corporate and Other & Eliminations EBIT	(73)	(2,183	) (a), (b), (e), (f), (g)	(2,256)

Total EBIT	$3,562	($2,183)		$1,379
Consolidated Interest	832	50	(a), (f)	882
Consolidated Income Taxes	954	(808	) (c)	146
Noncontrolling Interests	27			27
Income(loss) from Discontinued Operations	0	(22	) (d)	(22)

Earnings	$1,749	($1,447)		$302

Average Diluted Shares Outstanding	573.9	573.9		573.9

Operating EPS	$3.05	—		—

Adjustments	—	($2.52)		—

Reported EPS	—	—		$0.53

Note: Totals may not add due to rounding

Adjustments to Operating Earnings:

(a)	Items related to Kewaunee nuclear merchant power station.
(b)	Net gain/loss of our investment in nuclear decommissioning trust funds.
(c)	Income tax effects for items excluded from operating results.
(d)	Items related to State Line and Salem Harbor discontinued operations.
(e)	Restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.
(f)	Items related to certain fossil fuel-fired merchant power stations, which Dominion decided to market for sale in the third quarter of 2012.
(g)	Other miscellaneous items.

February 28, 2013	36

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 2011 Operating Earnings to Reported Earnings

Reconciliation of 2011 Operating to 2011 GAAP

Unaudited, Operating Segments

(millions, except per share amounts)

Description	2011 Operating[1]	Adjustments		2011 GAAP[2]

Dominion Virginia Power EBIT	$1,012			$1,012

Dominion Energy EBIT	901			901

Dominion Generation EBIT	1,833	(55	) (a)	1,778

Corporate and Other & Eliminations EBIT	(69)	(550	) (b), (c), (e), (f), (f), (g), (h), (i), (j), (k)	(619)

Total EBIT	$3,677	($605)		$3,072
Consolidated Interest	901	(34	) (a),(b), (h)	867
Consolidated Income Taxes	1,004	(250	) (d)	754
Noncontrolling Interests	18			18
Income(loss) from Discontinued Operations	0	(25	) (a)	(25)

Earnings	$1,754	($346)		$1,408

	574.6	574.6		574.6

Operating EPS	$3.05	—		—

Adjustments	—	($0.60)		—

Reported EPS	—	—		$2.45

Note: Totals may not add due to rounding

Adjustments to Operating Earnings:

(a)	Items related to State Line and Salem Harbor discontinued operations.
(b)	Items related to Kewaunee nuclear merchant power station.
(c)	Net gain/loss related to our investment in nuclear decommissioning trust funds.
(d)	Income tax effects for adjustments to operating results.
(e)	Impairment charges related to certain electric utility generation assets.
(f)	Restoration costs associated with Hurricane Irene.
(g)	Impairment charges related to excess emission allowances resulting from new EPA Air Pollution Rule.
(h)	Items in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
(i)	Earthquake related costs.
(j)	Benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.
(k)	Other miscellaneous items.

1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
2)	Amounts have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

February 28, 2013	37

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 1Q12 and 4Q12 Operating Earnings to Reported Earnings

Reconciliation of 4Q12 Operating to 4Q12 GAAP

Unaudited, Operating Segments

(millions, except per share amounts)

Description	4Q12 Operating	Adjustments		4Q12 GAAP

Dominion Virginia Power EBIT	$257			$257

Dominion Energy EBIT	330			330

Dominion Generation EBIT	257			257

Corporate and Other & Eliminations EBIT	(21)	(1,666	) (a), (b), (d), (e), (f)	(1,687)

Total EBIT	$823	($1,666)		($843)
Consolidated Interest	194	21	(a), (f)	215
Consolidated Income Taxes	222	(628	) (c)	(406)
Noncontrolling Interests	7			7
Income(loss) from Discontinued Operations	0	0		0

Earnings	$400	($1,059)		($659)

Average Diluted Shares Outstanding	575.0	575.0		575.0

Operating EPS	$0.69	—		—

Adjustments	—	($1.84)		—

Reported EPS	—	—		($1.15)

Reconciliation of 1Q12 Operating to 1Q12 GAAP1

Unaudited, Operating Segments

(millions, except per share amounts)

Description	1Q12 Operating	Adjustments		1Q12 GAAP

Dominion Virginia Power EBIT	$324			$324

Dominion Energy EBIT	256			256

Dominion Generation EBIT	394			394

Corporate and Other & Eliminations EBIT	(3)	16	(a), (b)	13

Total EBIT	$971	$16		$987
Consolidated Interest	223	5	(a)	228
Consolidated Income Taxes	255	4	(c)	259
Noncontrolling Interests	7			7
Income(loss) from Discontinued Operations	0	1	(g)	1

Earnings	$486	$8		$494

Average Diluted Shares Outstanding	571.9	571.9		571.9

Operating EPS	$0.85	—		—

Adjustments	—	$0.01		—

Reported EPS	—	—		$0.86

Note: Totals may not add due to rounding

Adjustments to Operating Earnings:

(a)	Items related to Kewaunee nuclear merchant power station.
(b)	Net gain/loss of our investment in nuclear decommissioning trust funds.
(c)	Income tax effects for items excluded from operating results.
(d)	Restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.
(e)	Items related to certain fossil fuel-fired merchant power stations, which Dominion decided to market for sale in the third quarter of 2012.
(f)	Other miscellaneous items.
(g)	Items related to State Line and Salem Harbor discontinued operations.

February 28, 2013	38

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

Reconciliation of 4Q11 Operating Earnings to Reported Earnings

Reconciliation of 4Q11 Operating to 4Q11 GAAP

Unaudited, Operating Segments

(millions, except per share amounts)

Description	4Q11 Operating[1]	Adjustments		4Q11 GAAP[2]

Dominion Virginia Power EBIT	$232			$232

Dominion Energy EBIT	258			258

Dominion Generation EBIT	230	(1	) (a)	229

Corporate and Other & Eliminations EBIT	(12)	(301	) (b), (c), (e), (f), (g), (h)	(313)

Total EBIT	$708	($302)		$406
Consolidated Interest	223	(47	) (a), (b), (f)	176
Consolidated Income Taxes	145	(121	) (d)	24
Noncontrolling Interests	6			6
Income(loss) from Discontinued Operations	0	1	(a)	1

Earnings	$334	($133)		$201
	571.2	571.2		571.2

Operating EPS	$0.58	—		—

Adjustments	—	($0.23)		—

Reported EPS	—	—		$0.35

Note: Totals may not add due to rounding

Adjustments to Operating Earnings:

(a)	Items related to State Line and Salem Harbor discontinued operations.
(b)	Items related to Kewaunee nuclear merchant power station.
(c)	Net gain/loss related to our investment in nuclear decommissioning trust funds.
(d)	Income tax effects for adjustments to operating results.
(e)	Adjustment to exclude an impairment charge related to certain electric utility generation assets.
(f)	Adjustment to exclude items in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
(g)	Adjustment to exclude impact of restoration costs associated with Hurricane Irene.
(h)	Adjustment to exclude other miscellaneous items.
1)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.
2)	Amounts have been recast to reflect the results of State Line and Salem Harbor generating stations as discontinued operations.

February 28, 2013	39

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

2013 Earnings Expectations

Earnings Per Share (diluted)

Reconciliation of measures prepared in accordance with Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

1Q 2013 Operating Earnings (estimate):	$0.80 - $0.95
FY 2013 Operating Earnings (estimate):	$3.20 - $3.50

1Q 2013 Reported Earnings (estimate):	See Note 1 below
FY 2013 Reported Earnings (estimate):	See Note 1 below

1.	In providing its first-quarter and full-year 2013 operating earnings guidance the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Dominion’s estimates of first-quarter and full-year 2013 earnings are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond the company’s ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in the electric industry, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, asset portfolio reviews and resulting decisions to acquire, divest or retire assets, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated. Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

February 28, 2013	40

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION – REVISED 4Q12 EARNINGS RELEASE KIT

APPENDIX

List of Revised Schedules

Schedule	Page Number

Schedule 1 - Segment Operating Earnings	8

Schedule 2 - Reconciliation of 2012 Operating Earnings to Reported Earnings	9

Schedule 4 - Reconciliation of 2012 Earnings to 2011	11

Consolidated Financial Statements (GAAP) - Dominion Consolidated

Preliminary & Unaudited Income Statements (GAAP Based)	12

Preliminary & Unaudited Balance Sheets (Summarized)	13

Preliminary & Unaudited Statements of Cash Flows (Summarized)	14

Segment Operating Earnings Results

Dominion Consolidated - Unaudited Summary of Operating Results	15

Corporate and Other - Unaudited Summary of Operating Results	19

Schedule of Changes in Capitalization - Dominion Resources, Inc. & Subsidiaries	28

Reconciliation of Operating to Reported Earnings

Reconciliation of 2012 Consolidated Operating Earnings to Reported Earnings	32
Reconciliation of 2012 Corporate and Other Operating Earnings to Reported Earnings	34
Reconciliation of 2012 Operating Earnings to Reported Earnings	37
Reconciliation of 4Q12 Operating Earnings to Reported Earnings	39

February 28, 2013	41

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.